   EXHIBIT B

SENECA ENERGY CANADA INC.
BALANCE SHEET
AT DECEMBER 31, 2003
(Unaudited)

Assets
Property Plant & Equipment
Gas Utilities	--
Non-Utilities	$310,215,437
Total Accumulated D, D & A	$(181,123,198)

Net Property, Plant & Equipment	$129,092,239

Current Assets:
Cash	$4,084,099
Temporary Cash Investments	--
Notes Receivables - Intercompany	--
Accts Receivable - Intercompany	--
Notes Receivable	--
Accts Receivable - Customer	--
Reserve for Doubtful Acct	$(4,318)
Other Accounts Receivable	$10,689,072
Unbilled Utility Revenue	--
Gas Stored Underground	--
Materials/Supplies - Average Cost	$993,990
Dividends Receivable - Intercompany	--
Unrecovered Purch Gas Cost	--
Prepayments	$445,817

Current Assets	$16,208,660

Other Assets:
Stock of Subsidiaries - Intercompany	--
Notes of Subsidiaries - Intercompany	--
Investments in Associated Companies	--
Recoverable Future Taxes	--
Unamortized Debt Expense	--
Other Regulatory Assets	--
Liab. for Deriv. Fin. Instr. - Asset	--
Deferred Charges	$175,045
Other Investments	--
Investment in Unconsolidated Subsid	--
Goodwill	--
Long Term Notes Receivable	--
Other Assets	--

Other Assets	$175,045

Total Assets	$145,475,944

Capitalization & Liabilities
Capitalization:
Common Stock $1 Par Value	--
Capital Stock of Subsidiaries	--
Paid in Capital	$111,075,663
Earnings Reinvested in Business	$(176,349,366)
Cumulative Translation Adjustment	$13,610,416
Unrealized Gain/Loss	--

Total Common Stock Equity	$(51,663,287)

Long-Term Debt Net of Current Portion	--
Notes Payable - Intercompany - Long Term	$146,797,277

Total Capitalization	$95,133,990

Minority Interest in Foreign Subs	--
Liabilities:
Notes Payable - Intercompany	--
Notes Payable - Bank & Commercial Paper	$1
Current Portion - Long Term Debt	--
ACCT_PAY Accounts Payable - Other	$12,049,079
Amounts Payable to Customers	--
Estimated Revenue Refunds	--
Customer Deposits	--
Federal Income Tax	$239,547
Other Taxes	--
Dividends Payable	--
Other Accruals	--
Accr Pension Contribution	--
Reserves for Gas Replacement	--
Accounts Payable - Intercompany	$25,681,882
Dividends Payable - Intercompany	--

Total Current Liabilities	$37,970,510

Deferred Credits:
Accumulated Deferred Income Tax	$10,024,892
Taxes Refundable to Customer	--
Unamortized Investment Tax Credit	--
Liab. for Deriv. Financial Instruments	--
Other Regulatory Liabilities	--
Asset Retirement Obligation	$2,346,552
Other Deferred Credit	--

Total Deferred Credits	$12,371,444

Total Capitalization & Liabilities	$145,475,944

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company’s Form 10-K for the fiscal year ended September 30, 2003 and in Item 1 of Part I of National Fuel Gas Company’s Form 10-Q for the quarter ended December 31, 2003.